(Culp logo appears here)

NEWS RELEASE                              Contact:
                                          Franklin N. Saxon
                                          Senior Vice President &
                                          Chief Financial Officer

FOR IMMEDIATE RELEASE



                     CULP TO LIST ON NEW YORK STOCK EXCHANGE
                            _________________________

                         "CFI" TO BE NEW TRADING SYMBOL


High Point, North Carolina (December 19, 1996) -- Culp, Inc. (Nasdaq/NM:CULP) today announced that the Company has filed an application to list its common stock on the New York Stock Exchange. Culp has been informed by the New York Stock Exchange that the Company meets the eligibility requirements for listing. Pending final authorization, Culp anticipates that the Company's common stock will begin trading on the New York Stock Exchange on or about December 31, 1996. "CFI" will be the new trading symbol for the shares.

         Robert G. Culp III, Chief Executive Officer, said, "Listing on the New York Stock Exchange, which is the world's premier securities market, marks an important milestone for Culp. We believe this action will increase the potential investor base available to Culp, provide greater liquidity and reduce trading volatility. This decision reflects the intent by our Board of Directors to establish the most efficient trading market possible for our shareholders."

         Culp, Inc. designs, manufactures and markets fabrics for the furniture, bedding and institutional furnishings markets.










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